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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 20, 2000

                             PULASKI FINANCIAL CORP.
                             -----------------------
             (Exact name of registrant as specified in its charter)

      Delaware                        0-24571                 43-1816913
      --------                       ---------                ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)            Identification No.)

                12300 Olive Boulevard, St. Louis, Missouri 63141
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (314) 878-2210
                                 ---------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)










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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
          ---------------------------------------------

      (a) Deloitte & Touche LLP was previously the principal accountants for Pulaski Financial Corp. (the "Company"). On December 20, 2000, that firm's appointment as principal accountants was terminated by the Company. The decision to change accountants was approved by the board of directors. In connection with the audits of the two fiscal years ended September 30, 2000, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their report. In addition, such financial statements contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

            The Company requested that Deloitte & Touche furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made in response to Item 304(a) of Securities and Exchange Commission Regulation S-K in this Item 4, and if not, stating the respects in which they do not agree. That letter is filed as Exhibit 99.1 to this Report.

      (b) On December 20, 2000, the Company engaged Ernst & Young LLP as the Company's principal accountants.

ITEM 7(C).   EXHIBITS
             --------

      Exhibit 99.1 Letter from Deloitte & Touche LLP regarding its agreement with the disclosure provided under Item 4.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: December 28, 2000           By: /s/ William A. Donius
                                       ----------------------------------------
                                       William A. Donius
                                       President and Chief Executive Officer